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                                                                    Exhibit 10.3

                     TERMINATION OF PATENT LICENSE AGREEMENT

                                     BETWEEN

               LEXAR MEDIA, INC. AND SAMSUNG ELECTRONICS CO., LTD

     This Termination of Patent License Agreement (the "Agreement") is executed and delivered effective as of March 23, 2002 (the "Effective Date") by and between Lexar Media, Inc., a Delaware corporation ("Lexar"), and Samsung Electronics, Co., Ltd., a company organized under the laws of South Korea ("Samsung").


                                    RECITALS

     A. Lexar and Samsung are parties to that certain Patent License Agreement effective as of March 29, 2001 (the "License Agreement").

     B. It is determined to be in the best interests of Lexar and Samsung that the License Agreement should be terminated on the condition that Lexar and Samsung execute a new Patent License Agreement (the "Patent Agreement").

     NOW, THEREFORE, for good and valuable consideration of the promises and mutual agreements set forth herein, sufficiency and value of which is hereby acknowledged, Lexar and Samsung agree as follows:

     1. Termination. Upon the effective date of the Patent Agreement, the License Agreement and all rights, licenses and obligations granted under the License Agreement will terminate (the "Termination Date"); provided, however, that: a) Samsung shall remain liable for all license fees, royalties and taxes described in Section 4 of the License Agreement that have accrued prior to the Termination Date, and b) Lexar for all licenses granted under Section 2; and c) the provisions described in Section 10.6 of the License Agreement as surviving shall survive such termination.

     2.   Mutual General Releases and Waiver.


          (a) Releases. Each party hereto, on behalf of itself and its agents, representatives, affiliates, subsidiaries, predecessors, successors and assigns and any persons acting by, through, under or in concert with each of them, or any of them, hereby releases and forever discharges the other party hereto, and its agents, representatives, affiliates, subsidiaries, predecessors, successors and assigns, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, including but not limited to court costs and attorneys' fees, of any nature whatsoever, whether or not now known, claimed or suspected, fixed or contingent (hereinafter collectively referred to as "Claims"), which either party now has, ever had, ever claimed to have had, or hereafter may have against the other party arising out of, based



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upon or related in any manner whatsoever to the License Agreement (collectively the "Released Matters"); provided, however, that this release does not release or discharge either party from its warranties, representations or obligations under this Agreement.

     (b) Waiver and Relinquishment. It is expressly understood and agreed by the parties that the above releases are intended to cover and do cover not only all known damages and losses but any further damages and losses not now known or anticipated but which may later develop or be discovered arising out of any of the Released Matters. Each of the parties understands and acknowledges that he or it is aware of California Civil Code (S) 1542 which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Each of the parties expressly waives and relinquishes any rights it may have under Civil Code (S) 1542 or any other statute or common law principle with a similar effect. In connection with such waiver and relinquishment, the parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Matters, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Matters. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases notwithstanding the discovery or existence of any such additional or different claim or fact.

     3. Representations and Warranties. Lexar and Samsung individually represent and warrant that, as to themselves (i) they have the power and authority to enter into and perform this Agreement and (ii) no consents are required in order to terminate their rights and obligations under the License Agreement.

     4. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties, their affiliates, their permitted successors and assigns.

     5. Counterparts. This Agreement may be executed in counterparts and, upon delivery of counterparts that together show the execution by all parties hereto, shall constitute one agreement that shall inure to the benefit of and be binding upon the parties hereto.

     6. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of California, United States of America applicable to residents of California (irrespective of its choice of law principles). Any suit brought hereunder will be brought solely in the federal or state courts of the Northern District of California and Lexar and Samsung each hereby submits to the personal jurisdiction thereof.

     7. Severability. In the event any provision of this Agreement or the application of any such provision shall be held by a tribunal of competent jurisdiction to be contrary to law, it shall be modified to reflect the fullest legally enforceable intent of the parties, or if such modification is not possible such provision shall be severed, and the remaining provisions of this Agreement shall remain in full force and effect.

     8. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and it is expressly understood and agreed that it



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may not be altered, amended or modified except in writing duly executed by an authorized representative of the party or parties to be charged.

     IN WITNESS WHEREOF, Lexar and Samsung have caused this Agreement to be entered into as of the Effective Date.



Lexar Media, Inc.                             Samsung Electronics Co., Ltd.



 By: /s/ Eric S. Whitaker                     /s/ Yun Seung Shin
----------------------------                  ----------------------------

Eric S. Whitaker                              Yun Seung Shin

Title:  Vice President of Technology          Senior Vice President
        Licensing

Date:   March 23, 2002                        March 23, 2002